      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1999

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                            GROUP 1 AUTOMOTIVE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            76-0506313
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)



                            950 ECHO LANE, SUITE 350
                              HOUSTON, TEXAS 77024
          (Address of principal executive offices, including zip code)

                              --------------------

               GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN
                  GROUP 1 AUTOMOTIVE, INC. 401(k) SAVINGS PLAN
                            (Full title of the plans)


                            B. B. HOLLINGSWORTH, JR.
                            950 ECHO LANE, SUITE 350
                              HOUSTON, TEXAS 77024
                     (Name and address of agent for service)

                                 (713) 467-6268
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 John S. Watson
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-3613


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                             Proposed
                                                         Proposed             maximum
    Title of                                              maximum            aggregate
securities to be                     Amount to be     offering price      offering price         Amount of
   registered                         registered         per share              (1)          registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       1,250,000 shares       $24.31           $30,387,500            $8,448
================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are incorporated herein by reference and made a part hereof:
(i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (iii) the Description of the Common Stock contained in the Company's Prospectus dated June 24, 1997 (the "Prospectus"), included in the Company's Registration Statement on Form S-1 (Registration Statement No. 333-29893); (iv) the Company's Current Reports on Form 8-K filed with the Commission on January 25, 1999, January 26, 1999, February 5, 1999,
February 24, 1999, March 5, 1999, April 6, 1999, April 28, 1999 and
May 25, 1999; and (v) the Company's Registration Statement on Form 8-A declared effective by the Commission on October 29, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock covered by this Registration Statement are being passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas. John S. Watson, the Secretary of the Company, is a partner of Vinson & Elkins L.L.P.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Sixth, Part II, Section I of the Company's Charter, a copy of which is filed as Exhibit 3.1, provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL").

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company intends to purchase and maintain a directors' and officers' liability policy for such purposes.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         3.1 Restated Certificate of Incorporation of the Company (filed with the Commission as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

         3.2 Certificate of Designation of Series A Junior Participating Preferred Stock (filed with the Commission as Exhibit 3.2 to the Company's Registration Statement on Form S-1 Registration No. 333-29893) and incorporated herein by reference).

         3.3      Bylaws of the Company (filed with the Commission as Exhibit
                  3.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

         4.4 Group 1 Automotive, Inc. 1996 Stock Incentive Plan (filed with the Commission as Exhibit 10.7 of the Company's Registration Statement on Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

         4.5 First Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (filed with the Commission as Exhibit 10.8 of the Company's Registration Statement on Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

         4.6 Second Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (filed with the Commission as Exhibit 10.1 of the Company's Report on Form 10-Q for the Quarter ended March 31, 1999 and incorporated herein by reference).

         4.7      Group 1 Automotive, Inc. 401(k) Savings Plan.

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP.

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).


                                  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of June, 1999.


                                          GROUP 1 AUTOMOTIVE, INC.


                                          By: /s/ B. B. Hollingsworth, Jr.
                                             -----------------------------------
                                                  B. B. Hollingsworth, Jr.
                                                  Chairman, President and
                                                   Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. B. Hollingsworth, Jr. and Scott L. Thompson or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 10th day of June, 1999.


                SIGNATURE                                               TITLE



       /s/ B. B. Hollingsworth, Jr.                             Chairman, President and
-----------------------------------------                Chief Executive Officer and Director
         B. B. Hollingsworth, Jr.                            (Principal Executive Officer)





          /s/ Scott L. Thompson                                  Senior Vice President
-----------------------------------------                Chief Financial Officer and Treasurer
             Scott L. Thompson                       (Principal Financial and Accounting Officer)





         /s/ Robert E. Howard II                                       Director
-----------------------------------------
            Robert E. Howard II



       /s/ Sterling B. McCall, Jr.                                     Director
-----------------------------------------
          Sterling B. McCall, Jr.



           /s/ Charles M. Smith                                        Director
-----------------------------------------
             Charles M. Smith



            /s/ John H. Duncan                                         Director
-----------------------------------------
              John H. Duncan




          /s/ Bennett E. Bidwell                                       Director
-----------------------------------------
            Bennett E. Bidwell


EXHIBIT INDEX

                                    EXHIBIT



3.1      Restated Certificate of Incorporation of the Company (filed with the
         Commission as Exhibit 3.1 to the Company's Registration Statement on
         Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

3.2      Certificate of Designation of Series A Junior Participating Preferred
         Stock (filed with the Commission as Exhibit 3.2 to the Company's
         Registration Statement on Form S-1 Registration No. 333-29893) and incorporated herein by reference).

3.3 Bylaws of the Company (filed with the Commission as Exhibit 3.3 to the Company's Registration Statement on Form S-1 (Registration No.
         333-29893) and incorporated herein by reference).

4.4      Group 1 Automotive, Inc. 1996 Stock Incentive Plan (filed with the
         Commission as Exhibit 10.7 of the Company's Registration Statement on
         Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

4.5      First Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive
         Plan (filed with the Commission as Exhibit 10.8 of the Company's
         Registration Statement on Form S-1 (Registration No. 333-29893) and incorporated herein by reference).

4.6      Second Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive
         Plan (filed with the Commission as Exhibit 10.1 of the Company's Report on Form 10-Q for the Quarter ended March 31, 1999 and incorporated herein by reference).

4.7      Group 1 Automotive, Inc. 401(k) Savings Plan.

5.1      Opinion of Vinson & Elkins L.L.P.

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Vinson & Elkins, L.L.P. (included in Exhibit 5.1).

24.1     Powers of Attorney (included on the signature page to this Registration
         Statement).